                                                                    EXHIBIT 99.1



                          CERTIFICATION OF 10-K REPORT
                                       OF
                           CROWN MEDIA HOLDINGS, INC.

                      FOR THE YEAR ENDED DECEMBER 31, 2002



1. The undersigned are the Chief Executive Officer and the Chief Financial Officer of Crown Media Holdings, Inc. ("Crown Media Holdings"). This Certification is made pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. This Certification accompanies the 10-K Report of Crown Media Holdings for the year ended December 31, 2002.

2. We certify that such 10-K Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such 10-K Report fairly presents, in all material respects, the financial condition and results of operations of Crown Media Holdings.


This Certification is executed as of March 28, 2003.



                            /s/  DAVID J. EVANS
                            ----------------------------------------------------
                            David J. Evans, President and
                            Chief Executive Officer


                            /s/  WILLIAM J. ALIBER
                            ----------------------------------------------------
                            William J. Aliber, Executive Vice President
                            and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Crown Media Holdings, Inc. and will be retained by Crown Media Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.